UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 12, 2020

Air T, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

          Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)   On August 12, 2020, the Company held its 2020 Annual Meeting of Stockholders. Of the 2,881,868 shares of the Company’s common stock outstanding and entitled to vote, 1,789,450 shares, or 62.09%, were represented at the meeting.

(b)   During the annual meeting, the Company's stockholders voted on the following matters:

Proposal 1. Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Raymond E. Cabillot	1,750,374	14,363	24,713
William R. Foudray	1,755,824	8,913	24,713
Gary S. Kohler	1,746,093	18,644	24,713
Peter McClung	1,743,678	21,059	24,713
Nicholas J. Swenson	1,755,824	8,913	24,713
Travis Swenson	1,750,324	14,413	24,713

Proposal 2. Advisory vote to approve the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,750,085	11,911	2,740	24,713

Proposal 3. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020.

Votes For	Votes Against	Abstain
1,781,391	8,029	30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2020

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer

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